Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of WPP Finance (UK) and WPP Group plc on Form F-4 of our report dated 10 May, 2004, except for notes 28 and 29, as to which the date is 21 September, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

London, England

21 September 2004